UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2018, FuelCell Energy, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley FBR, Inc. (“BRFBR”) and Oppenheimer & Co. Inc. (together with BRFBR, the “Agents”) to create an at the market equity program under which the Company from time to time may offer and sell shares of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $50,000,000 (the “Placement Shares”) through the Agents.

Subject to the terms and conditions of the Sales Agreement, each time that the Company wishes to issue and sell the Placement Shares, it will notify an Agent (the “Designated Agent”) and such Designated Agent will use its commercially reasonable efforts to sell the Placement Shares, based upon the Company’s instructions. The Company has provided the Agents with customary indemnification rights, and the Designated Agent will be entitled to a commission in an amount equal to 3.0% of the gross proceeds from each sale of the Placement Shares by such Designated Agent.

Sales of the Placement Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Placement Shares and may at any time suspend offers under the Sales Agreement. The offering of the Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Placement Shares or (b) the termination of the Sales Agreement by the Company, as provided therein. Each Agent may also terminate the Sales Agreement as to such Agent, as provided therein.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Placement Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No 333-215530), previously filed with the Securities and Exchange Commission (“SEC”) on January 12, 2017, and declared effective by the SEC on February 27, 2017. A prospectus supplement related to the Company’s at the market equity program has been filed with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Placement Shares nor shall there be any sale of the Placement Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
Number

5.1	Legal Opinion of Foley & Lardner LLP.

10.1	At Market Issuance Sales Agreement among FuelCell Energy, Inc., B. Riley FBR, Inc. and Oppenheimer & Co. Inc., dated June 13, 2018.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: June 13, 2018	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer

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